EX-99.77Q1(a) - Exhibits; Copies of any material amendments to the registrant's charter or by-laws
                ------------------

Amendment No. 15 dated July 25, 2011 to the Agreement and Declaration of Trust dated September 16, 1997 is incorporated herein by reference to Exhibit (a)(16) to Post-Effective Amendment No. 25 to the Registrant's
Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on December 2, 2011
(Accession No. 0000950123-11-101817).

Amendment No. 16 dated December 15, 2011 to the Agreement and Declaration of Trust dated September 16, 1997 is incorporated herein by reference to Exhibit (a)(17) to Post-Effective Amendment No. 26 to the Registrant's
Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on February 14, 2012
 (Accession No. 0000950123-12-002559).